                                                                    EXHIBIT 1.1



                       TRANSCOASTAL MARINE SERVICES, INC.
                            (A DELAWARE CORPORATION)

                      ____________ SHARES OF COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                               October ___, 1997


JEFFERIES & COMPANY, INC.
JOHNSON RICE & COMPANY, L.L.C.
         As Representatives of
         the Several Underwriters

c/o      Jefferies & Company, Inc.
         650 Fifth Avenue, 4th Floor
         New York, New York 10019

         Attn: Syndicate Department

Dear Sirs:

         TransCoastal Marine Services, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (this "Agreement"), as representatives (the "Representatives") of the underwriters named in Schedule I hereto (the "Underwriters"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of __________ shares (the "Firm Shares") of the Company's common stock, par value $.001 per share ("Common Stock"). The Company also has agreed to sell up to __________ shares (the "Additional Shares") of Common Stock to cover over-allotments, if any. The Firm Shares and the Additional Shares are hereinafter sometimes collectively referred to as the "Shares."

         You have advised us that the Underwriters desire to purchase the Shares and that the Underwriters propose to make a public offering of the Shares on the terms set forth in the Prospectus referred to below as soon as you deem advisable after the Registration Statement referred to below becomes effective.

         The terms that follow, when used in this Agreement, shall have the meanings indicated. "Preliminary Prospectus" shall mean any prospectus subject to completion referred to in
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Section 1(a)(i) below and any preliminary prospectus included in the
Registration Statement on the date that the Registration Statement becomes effective (the "Effective Date") that omits Rule 430A Information (as defined below). "Registration Statement" shall mean the registration statement referred to in Section 1(a)(i) below, including all exhibits thereto, as amended at the Representation Date (as defined below) (or, if not effective at the Representation Date, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Firm Shares Closing Date (as defined in Section 2(c) hereof), shall also mean such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) (as defined below) of the Act Regulations (as defined below) is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such term shall also include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A (as defined below). The final prospectus constituting a part of the Registration Statement (including the Rule 430A Information), in the form first furnished to the Underwriters for use in the offering of the Shares, as from time to time amended or supplemented, is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company that differs from the prospectus on file at the Securities and Exchange Commission (the "Commission") at the Effective Date (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424 of the Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment of or supplement to any of the foregoing shall include the copy filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. "Rule 158," "Rule 424," "Rule 430A," "Rule 434" and "Rule 462(b)" refer to such rules under the Securities Act of 1933, as amended (the "Act"; and the rules and regulations under the Act are referred to as the "Act Regulations"). "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. The "Acquisitions" shall refer to the Company's acquisition, on the Firm Shares Closing Date, of the entities indicated as "Founding Companies" in Schedule II hereto (the "Founding Companies").

         SECTION 1.       REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to the Underwriters as of the date hereof (such date being referred to as the "Representation Date") and as of the Closing Date (for purposes of this Section 1(a), the "Closing Date" shall refer to the Firm Shares Closing Date and, if different, any Additional Shares Closing Date) as follows:

                 (i) The Company has filed with the Commission a registration statement on Form S-1 (Registration No. ________), including a related prospectus subject to completion, and one or more amendments thereto, each of which has previously been furnished to the Underwriters, for the registration under the Act of the offering and sale of the Shares. The Company will file with the Commission either
         (A) prior to effectiveness of such registration





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         statement, a further amendment to such registration statement
         (including the form of final prospectus) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) or Rule 434. The Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information in the case of clause
         (B)) required by the Act and the Act Regulations to be included in the prospectus with respect to the Shares and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Shares and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date hereof.

                 (ii) At the Effective Date, at the time of the effectiveness of any Rule 462(b) Registration Statement and any post-effective amendment thereto and on the Closing Date, the Registration Statement did and will comply in all material respects with the applicable requirements of the Act and the Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) or Rule 434, when any amendment or supplement thereto is filed with the Commission, when the Prospectus or any amendment or supplement thereto is first provided to the Underwriters for use and on the Closing Date, the Prospectus and any amendment or supplement thereto will comply in all material respects with the applicable requirements of the Act and the Act Regulations and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information provided in writing to the Company by or on behalf of the Underwriters through you, expressly for use in the Registration Statement or the Prospectus (which information is identified in Section 6(b) of this Agreement). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.





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                 (iii)    The Company is a corporation duly organized and
         validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus, and is duly registered and qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character or location of its properties (whether owned or leased) or the nature or conduct of its business makes such registration or qualification necessary, except where the failure to so register or qualify would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" shall mean an adverse effect on the condition (financial or other), business, business prospects, properties, net worth or results of operations of the Company or any of the Subsidiaries (as hereinafter defined) that is or would be material to the Company and the Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business.

                 (iv) All the Company's subsidiaries, including the Founding Companies, are listed on Schedule II hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus, and is duly registered and qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character or location of its properties (whether owned or leased) or the nature or conduct of its business makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, have a Material Adverse Effect. The information set forth in Schedule II hereto with respect to the Subsidiaries is true and correct. Except for the shares of capital stock of each of the Subsidiaries, neither the Company nor any of the Subsidiaries owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity, other than as reflected in the consolidated financial statements included in the Registration Statement and the Prospectus.

                 (v) Each of the Company and the Subsidiaries has all necessary authorizations, approvals, franchises, orders, licenses, rights-of-way, operating rights, easements, certificates and permits of and from, and has made all declarations and filings with, all regulatory or governmental officials and bodies (whether foreign or domestic), all self-regulatory organizations and all courts and other tribunals ("Permits") to own or lease its properties and to conduct its business as now being conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus, except where failure to have obtained or made the same would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits, if the failure to be so licensed or approved or if the subject of an unfavorable decision, ruling





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         or finding would have, individually or in the aggregate, a Material
         Adverse Effect. The Company and each of the Subsidiaries have fulfilled and performed all their respective current material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit; and such Permits contain no restrictions that are materially burdensome to the Company and the Subsidiaries. The Company and each of the Subsidiaries are in compliance with all applicable laws, rules, regulations, orders and consents, the violation of which could, individually or in the aggregate, have a Material Adverse Effect. The property and business of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Prospectus and the Registration Statement.

                 (vi) All of the Company's authorized and outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is free of and was not issued in violation of any preemptive or similar rights. The Shares have been duly and validly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of and will not have been issued in violation of any preemptive or similar rights created by statute, agreement or otherwise. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. The capitalization of the Company conforms to the description thereof and the statements made with respect thereto in the Registration Statement and the Prospectus as of the date set forth therein. Each class or series of stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. Except as described in the Registration Statement and the Prospectus, (A) there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company, nor any agreements or commitments to issue any of the same and (B) there are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of, any capital stock of the Company pursuant to the Company's certificate of incorporation or bylaws or any agreement or other instrument to which the Company is a party. There is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to him or her, or permit him or her to underwrite the sale of, any of the Shares. No person has any right to the registration of any security of the Company by reason of the filing of the Registration Statement with the Commission or the consummation of the transactions contemplated hereby.

                 (vii) All the outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights. Except as otherwise set forth in the Registration Statement and the Prospectus, all outstanding shares of capital stock of the Subsidiaries (after giving effect to the Acquisitions) will, as of the Closing Date, be owned





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         by the Company, directly or indirectly through another Subsidiary, free and clear of any security interests, pledges, liens, charges, encumbrances, equities or other claims.

                 (viii) The Company has all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to issue, sell and deliver the Shares to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with the terms hereof, except as that enforceability may be subject to the effect of (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has all requisite power and authority to enter into each of the agreements pursuant to which an Acquisition is being consummated (collectively, the "Acquisition Agreements" and, together with the related agreements to be entered into in connection with the closings of the Acquisitions, the "Transaction Agreements"), and to carry out the provisions and conditions thereof. Each Founding Company and each shareholder of each Founding Company (collectively, the "Founding Company Shareholders") has all requisite power and authority to enter into each Transaction Agreement to which he, she or it is (or, as of the Closing Date, will be) a party and to perform his, her or its obligations thereunder. The execution and delivery of, and the performance by the Company, the Founding Companies and the Founding Company Shareholders of their respective obligations under, the Transaction Agreements to which they are parties, respectively, have been duly and validly authorized by the Company, the Founding Companies and the Founding Company Shareholders and each Transaction Agreement has been (or, in the case of any such Transaction Agreement to be entered into between the date of this Agreement and the time of the deliveries to be made under this Agreement on the Closing Date, will, as of the Closing Date, be) duly executed and delivered by the Company and each Founding Company and/or Founding Company Shareholders which is a party to such agreement, and constitutes (or, in the case of any such Transaction Agreement to be entered into between the date of this Agreement and the time of the deliveries to be made under this Agreement on the Closing Date, will, as of the Closing Date, constitute) the legal, valid and binding agreement of the Company and each such Founding Company and/or Founding Company Shareholder, enforceable in accordance with its terms, except as that enforceability may be subject to the effect of (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (ix) Neither the execution, delivery or performance of this Agreement or any of the Transaction Agreements, the offer, issuance, sale or delivery of the Shares nor the consummation of the transactions contemplated by this Agreement or any of the Transaction Agreements (A) requires the consent, approval, authorization or order of, or registration or filing with, any court or governmental or regulatory agency or body, except such as have





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         been obtained under the Act and such as may be required under the securities or "blue sky" laws ("Blue Sky" laws) of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such other approvals as have been obtained, (B) conflicts or will conflict with, result in a breach of, or constitute a default under the terms of any indenture, agreement, lease or other instrument to which the Company or any of the Founding Companies or Founding Company Shareholders is a party or by which any of them or any of their respective properties may be bound, or will result in the creation or imposition of any lien, charge or encumbrance on any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, (C) conflicts or will conflict with or violate any law, order, statute, rule, regulation, consent or memorandum of understanding applicable to the Company or any of the Founding Companies or Founding Company Shareholders of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Founding Companies or Founding Company Shareholders (in the case of (B) or (C) above, where such conflict, breach, default or violation, individually or in the aggregate, would have a Material Adverse Effect) or (D) will conflict with or violate the certificate or articles of incorporation or bylaws of the Company or any Subsidiary.

                 (x) Each of the Company and the Subsidiaries has good and marketable title to all real and personal property described in the Registration Statement and Prospectus as being owned by it, in each case free and clear of all security interests, liens, charges, encumbrances, equities, restrictions and claims, except such as are described in the Registration Statement and Prospectus or such as are not burdensome and do not interfere with the use or proposed use of the property or the conduct of the business of the Company or any of the Subsidiaries in a manner that is or would be material to the business of the Company or any of the Subsidiaries. Each of the Company and the Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Registration Statement and the Prospectus as being leased by it.

                 (xi) Each of the Company and the Subsidiaries owns or possesses valid and enforceable rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions and other rights necessary for the conduct of its business as described in the Registration Statement and the Prospectus, and neither the Company nor any of the Subsidiaries (A) has received a notice of, or knows of any basis for, any conflict with the asserted rights of others with respect to any of the foregoing or (B) has knowledge of any infringement by any other person or entity with respect to any of the foregoing.

                 (xii) Arthur Andersen LLP, Deloitte & Touche LLP and Darnell, Sikes & Frederick, who have certified financial statements included in the Registration Statement and





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         the Prospectus, are independent public accountants with respect to the
         Company and the Subsidiaries as required by the Act and the Act Regulations.

                 (xiii) The historical financial statements and related notes included in the Registration Statement and the Prospectus present fairly the financial position of each of the Company and the Founding Companies, on the basis stated in the Registration Statement, at the respective dates thereof and the results of operations, shareholders' equity and cash flows of the Company and each of the Founding Companies for the respective periods covered thereby; and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire periods involved, except as otherwise disclosed in the Registration Statement and the Prospectus. The selected financial information included in the Registration Statement or the Prospectus (and any amendment or supplement thereto) presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included therein and the books and records of the Company and the applicable Founding Companies. The pro forma combined financial statements of the Company and the Subsidiaries contained in the Registration Statement and in the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable provisions of Article 11 of Regulation S-X promulgated by the Commission with respect to pro forma financial statements and have been properly compiled on the pro forma bases described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. No other financial statements or schedules of the Company and the Founding Companies, other than the Financial Data Schedule required by Item 601(c) of Regulation S-K, are required by the Act or the Act Regulations to be included in the Registration Statement or Prospectus.

                 (xiv) As of the date of the Prospectus, neither the Company nor any of the Subsidiaries is currently planning any probable acquisitions (other than the Acquisitions) for which disclosure of pro forma financial information in the Prospectus is required by the Act.

                 (xv) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws or other organizational documents. Neither the Company nor any Subsidiary is, nor with the passage of time or the giving of notice or both would be, in violation of any law, ordinance or administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, or of any franchise, license, permit, judgment, order or decree of any court or governmental agency or body or of any arbitrator having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any mortgage, loan agreement, note, bond, debenture, credit agreement or any





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         other evidence of indebtedness or in any agreement, contract, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, the effect of which violation or default in performance or observance would, individually or in the aggregate, have a Material Adverse Effect.

                 (xvi) There is no action, suit or proceeding pending before or by any court, arbitrator or governmental agency or body (whether foreign or domestic) or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries or to which any of their respective properties is subject (A) that is required to be described in the Registration Statement or the Prospectus but is not described as required or (B) that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect. There is no agreement, contract, indenture, lease or other document or instrument that is required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required by the Act or the Act Regulations. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                 (xvii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as otherwise specifically stated therein: (A) neither the Company nor any of the Subsidiaries has (1) issued any securities, (2) incurred any material liability or obligation, direct or contingent, (3) entered into any transaction not in the ordinary course of business that is material to the Company and the Subsidiaries, taken as a whole, (4) entered into any transaction with an affiliate of the Company or any of the Subsidiaries (as the term "affiliate" is defined in Rule 405 of the Act Regulations) that would be required to be disclosed in the Prospectus or the Registration Statement or (5) declared or paid any dividend on its capital stock or made any other distribution to its equity holders;
         (B) there has not been any material change in the capital stock or other equity, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries; and (C) there has been no change or development with respect to the financial condition, business or business prospects of the Company or any of the Subsidiaries, whether or not arising in the ordinary course of business, that, individually or in the aggregate, would result in, or may reasonably be expected to result in, a Material Adverse Effect.

                 (xviii) Neither the Company nor any Subsidiary is involved in any labor dispute and, to the best knowledge of the Company, no such dispute is threatened. Neither the Company nor any of the Subsidiaries has ever been a party to a collective bargaining agreement. There is no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries, or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board. The Company is not aware of any existing or imminent labor disturbance of the employees





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
         of any of its or any Subsidiary's principal suppliers, customers or contractors, which, individually or in the aggregate, would result in a Material Adverse Effect.

                 (xix) Neither the Company nor any Subsidiary nor, to the best knowledge of the Company, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any statute, law, rule or regulation, which payment, receipt or retention is of a character required to be disclosed in the Prospectus. Neither the Company nor any Subsidiary has made any payment or engaged in any arrangement prohibited by the Foreign Corrupt Practices Act of 1977, as amended. The Company maintains a system of internal accounting controls which is sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (xx) The Company and each Subsidiary have (A) filed in a timely manner (or obtained extensions with respect thereto) all federal, state, local and foreign tax returns that are required to be filed by them, which returns are complete and correct in all material respects and, to the best knowledge of the Company, are not the subject of any audit proceedings, and (B) paid all taxes shown on such returns and all assessments with respect thereto to the extent the same have become due. Neither the Company nor any of its Subsidiaries will incur any federal or state income tax liability by reason of any of the Acquisitions.

                 (xxi) The Company and each Subsidiary maintain insurance, which is in full force and effect, of the types and in the amounts customary in their respective businesses. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from insurers at a cost that would not have a Material Adverse Effect.

                 (xxii) The Company and each of the Subsidiaries (A) have conducted their respective businesses in compliance with all applicable federal, state, local and foreign laws and regulations, including, without limitation, those relating to the protection of human health and safety, including, without limitation, those promulgated under the Occupational Safety and Health Act (collectively, "OSHA Laws") and those relating to the protection of the environment or to hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable OSHA Laws or Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of clauses (A),
         (B) and (C) above where such noncompliance with applicable laws, failure to receive required permits, licenses or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Registration Statement and the Prospectus, there is no material claim under any OSHA Law or Environmental Law, including common law, pending or threatened against the Company or any of the Subsidiaries and, to the best knowledge of the Company, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that would reasonably be expected to form the basis of any material claim against the Company or any of the Subsidiaries.

                 (xxiii) In connection with the offering of the Shares contemplated hereby, the Company has conducted a review of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries in the course of which it has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect or any development involving a prospective Material Adverse Effect.

                 (xxiv) The Company has not distributed and, prior to the later to occur of (A) the Closing Date or (B) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                 (xxv) The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                 (xxvi) The Shares have been duly approved for quotation on the Nasdaq National Market and the Common Stock has been duly registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of
this Agreement shall be deemed a representation    and warranty by the Company
to each Underwriter as to the matters covered thereby.

         SECTION 2.       SALE AND DELIVERY TO THE UNDERWRITERS: CLOSING.

         (a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and, on the basis of the representations and warranties of the Company herein contained and subject to the terms and conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof (subject to such adjustments as you may make to avoid fractional shares). The Company will have no obligation to sell the Underwriters any of the Firm Shares hereunder unless the Underwriters purchase all of the Firm Shares hereunder.

         (b) The Company hereby grants to the Underwriters an option to purchase all or any part of the Additional Shares at the Initial Price. On the basis of the representations and warranties of the Company herein contained and subject to the terms and conditions herein set forth, upon any exercise of such option, each Underwriter shall, severally and not jointly, purchase from the Company such number of Additional Shares which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as provided in Section 8 hereof) bears to __________ (subject to such adjustments as you may make to avoid fractional shares). Such option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as hereinafter defined), and thereafter from time to time within 30 days after the date of the Prospectus, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or facsimile notice, by the Underwriters to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Additional Shares Closing Date (as hereinafter defined), as the case may be, setting forth the number of Additional Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

         (c) Payment of the purchase price for, and delivery of, the Firm Shares to be purchased by the Underwriters shall be made at the offices of Jefferies & Company, Inc., Harborside Financial Center, Plaza III, Suite 705, Jersey City, New Jersey, 07310, Attn: Victor Polizzotto, or at such other place as shall be agreed upon by you and the Company, at 10:00 a.m., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of
Section 8 hereof) following the date the Registration Statement becomes effective (or, if the Company has elected to rely on Rule 430A or Rule 434, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange
Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Firm Shares Closing Date").

Payment shall be made to the Company by wire transfer of immediately available funds against delivery to you for the respective accounts of the Underwriters of certificates representing the Firm Shares to be purchased by them.

         (d) Payment of the purchase price for, and delivery of, any Additional Shares to be purchased by the Underwriters shall be made at the office as set forth in Section 2(c) or at such other place as shall be agreed upon by you and the Company at the time and on the date (which may be the same as the Firm Shares Closing Date) specified in the notice referred to in Section 2(b) (such time and date of delivery and payment being herein called the "Additional Shares Closing Date"). Payment shall be made to the Company by wire transfer of immediately available funds against delivery to you for the respective accounts of the Underwriters of certificates representing the Additional Shares being purchased.

         (e) Certificates representing the Shares shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days before the Firm Shares Closing Date or, in the case of Additional Shares, on the day of notice of exercise of the option as described in Section 2(b). The certificates representing the Shares will be made available for examination and packaging by the Underwriters not later than 1:00 p.m., New York City time, on the last business day prior to the Firm Shares Closing Date (or the Additional Shares Closing Date in the case of the Additional Shares) at such place as is designated by the Underwriters.

         SECTION 3.       COVENANTS OF THE COMPANY.

         The Company covenants and agrees with each of the Underwriters as follows:

         (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Representation Date, and any amendment thereof, to become effective, as promptly as practicable after the date hereof. Subject to the foregoing, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus or supplement to the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will cause the Prospectus, properly completed, or such supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) or Rule 434 within the time period prescribed and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434. The Company will promptly advise you (i) when the Registration Statement shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or Rule 434, (iii) when any amendment or supplement is required as provided in Section 3(c) hereof, (iv) when any amendment to the Registration Statement shall have been filed or becomes effective, (v) of any request by the Commission for any amendment of the Registration Statement or supplement to any Prospectus or for any additional information, (vi) of the receipt by the Company of any notification of, or if the Company otherwise has knowledge of, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives shall reasonably object.

         (c) The Company will comply with the Act and the Act Regulations so as to permit the completion of the distribution of the Shares as contemplated by this Agreement and in the Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act or the Act Regulations, any event occurs as a result of which the Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act, the Act Regulations, or any other applicable law the Company promptly will prepare and file with the Commission, subject to paragraph (b) of this Section 3, an amendment or supplement that will correct such statement or omission or effect such compliance. Neither your consent to nor your delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

         (d) The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriter or dealer. The Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and any Blue Sky laws to which it may be subject so far as necessary to permit the continuance of sales of or dealing in the Shares in accordance with the provisions hereof and the Prospectus.

         (e) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters a consolidated earnings statement of the Company and the Subsidiaries covering a twelve-month period beginning after the Effective Date that will satisfy the provisions of
Section 11(a) of the Act and Rule 158 under the Act Regulations and shall advise you in writing when such statement has been made so available.

         (f) The Company will furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto and each amendment thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, the Act Regulations or any other applicable law, as many copies of the Prospectus and all amendments and supplements thereto as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

         (g) During the period of five years hereafter, the Company will furnish to you, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as you may reasonably request.

         (h) Except as provided in this Agreement, the Company will not, and will cause each of its officers, directors and current stockholders and each person or entity receiving shares of Common Stock in connection with the Acquisitions to enter into agreements with the Underwriters in the form set forth in Exhibit A hereto ("Lockup Agreements") to the effect that they will not, for a period of one year following the date of the Prospectus, without prior written consent of Jefferies & Company, Inc., directly or indirectly, offer to sell, assign, pledge, issue, distribute, sell, contract to sell, grant any option or enter into any contract for the sale of, or otherwise voluntarily transfer or dispose of, or announce any offer, sale, grant of any option to purchase or other transfer or disposition of, any shares of Common Stock, or any other securities of the Company or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for shares of Common Stock or other securities of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, including, without limitation, any shares of Common Stock issuable under any employee stock options or warrants; provided, however, that the Company may (i) issue shares of Common Stock in connection with the Acquisitions, (ii) issue shares of restricted common stock, par value $.001 per share, of the Company ("Restricted Common Stock") in exchange for shares of Common Stock or issue shares of Common Stock on conversion of shares of Restricted Common Stock, in each case as contemplated in the Prospectus, (iii) issue shares of Common Stock on exercise of presently outstanding stock options under the Company's 1997 Stock Option Plan, (iv) issue up to 50,000 shares of Common Stock on exercise of the presently outstanding warrant described in the Prospectus and (v) issue up to 2,000,000 shares of Common Stock in connection with future acquisitions, so long as, in the case of any issuance described in clause (iii), (iv) or (v) of this sentence, the recipient of those shares agrees to be bound by an agreement in form and substance substantially the same as the form set forth in Exhibit A. Any certificate representing shares of Common Stock or Restricted Common Stock subject to the transfer restrictions set forth in this Section 3(h) shall bear a legend appropriately reflecting such restrictions.

         (i) The Company will comply with all the provisions of any undertakings contained in the Registration Statement and this Agreement.

         (j) The Company will not at any time, directly or indirectly, take any action intended, or that might reasonably be expected, to cause or result in, or that will cause, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

         (k) The Company will apply the net proceeds from the offering and sale of the Shares in accordance with the description set forth in the "Use of Proceeds" section of the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required under the Act, the Act Regulations, the Exchange Act or the rules and regulations thereunder. The Company shall provide you a draft of each such report prior to its filing for your approval, and shall furnish you with a signed copy of each such report.

         (l) The Company will cooperate with the Underwriters and their counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or general service of process in any jurisdiction where it is not now so subject. In each jurisdiction in which the Shares are so qualified, the Company will file all such statements and reports as may be required by the laws of such jurisdictions to continue such qualifications in effect for a period of not less than one year from the Effective Date of the Registration Statement and any Rule 462(b) Registration Statement.

         SECTION 4.       PAYMENT OF EXPENSES.

         The Company will pay, or reimburse if paid by the Underwriters, all actual and reasonable costs and expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the fees, disbursements and expenses of counsel and accountants for the Company and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the mailing and delivery of copies thereof to the Underwriters and dealers; (ii) the cost of printing the Agreement Among Underwriters, this Agreement, the Selling Agreement, any Dealer Agreements, the Underwriters' Questionnaire and the Blue Sky Memorandum (in both preliminary and final form); (iii) all expenses in connection with qualification of the Shares for offering and sale under state securities laws as provided in Section 3(l) hereof, including filing and registration fees and the fees, disbursements and expenses of counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys;
(iv) the filing fees and fees and expenses of counsel for the Underwriters incident to securing any required review by the NASD; (v) the cost of preparing, printing, authenticating, issuing and delivering stock certificates;
(vi) all fees of the Company's transfer agent and registrar; (vii) any fees for including the Shares on the Nasdaq National Market; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section.

         If this Agreement is terminated by the Underwriters in accordance with
Section 5 hereof because of any failure or refusal on the part of the Company to comply with the terms hereof or because any of the conditions set forth in
Section 5 hereof are not satisfied, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5.       CONDITIONS OF THE UNDERWRITERS' OBLIGATION.

         The obligations of the Underwriters to purchase the Shares hereunder is subject to the continued accuracy of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations and agreements hereunder and to the following further conditions (for purposes of this Section 5, the "Closing Date" shall refer to the Firm Shares Closing Date, in the case of conditions to be satisfied in connection with the purchase and sale of the Firm Shares, and, if different, any Additional Shares Closing Date, in the case of conditions to be satisfied in connection with the purchase and sale of Additional Shares to be completed on that date):

         (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective, and you shall have received notice thereof, not later than 5:30 p.m., New York City time, on the date hereof, or such later time and date as shall be approved by the Representatives and the Company and shall remain effective at the Closing Date. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the Blue Sky laws of any jurisdiction shall be in effect or proceedings therefor initiated or threatened by the Commission or the authorities of any such jurisdiction. If the Company has elected to rely upon Rule 430A or Rule 434, the price of the Shares and any price-related or other information previously omitted from the effective Registration Statement pursuant to Rule 430A or Rule 434 shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

         (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, constituting, individually or in the aggregate, a Material Adverse Effect, which, in the judgment of the Underwriters, materially impairs the investment quality of the Shares or, in the judgment of the

Underwriters, makes it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares; (ii) any event or development relating to or involving the Company or any Subsidiary or any officer or director of the Company or any Subsidiary which makes any statement made in the Prospectus an untrue statement of a material fact or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other applicable law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq National Market, or any setting of minimum prices for trading on such exchange or system, or any suspension of trading of any securities of the Company on any such exchange or system or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares.

         (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of the Subsidiaries or their affiliates, or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator, in which litigation or proceeding an unfavorable ruling, decision or finding would, individually or in the aggregate, have a Material Adverse Effect.

         (d)     The following conditions contained in clauses (i), (ii) and
(iii) of this Section 5(d) shall have been satisfied on and as of the Closing Date and the Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus, and this Agreement and that:

                 (i) each of the representations and warranties of the Company in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has (A) complied with all the covenants and agreements contained in this Agreement to be performed or complied with on the part of the Company and (B) satisfied all the conditions under this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

                 (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, contemplated or threatened; and

                 (iii) since the date of the most recent financial statements included in the Prospectus, there has been no change that would, individually or in the aggregate, have a Material Adverse Effect.

         (e) The Company shall have furnished to the Underwriters a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company (and any other executive officer of the Company or any Subsidiary that you may request), dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus, each of the Transaction Agreements, the opinion of Chamberlain, Hrdlicka, White, Williams & Martin, counsel for the Company, filed as exhibit 8.1 to the Registration Statement (the "Tax Opinion") and the certificates as to factual matters attached to the Tax Opinion (the "Certificates") and that they believe each of the factual matters underlying the opinions expressed in the Tax Opinion, as set forth in the Tax Opinion and the Certificates, are true and they have no reason to believe that those factual matters are not true.

         (f) The Underwriters shall have received an opinion from Chamberlain, Hrdlicka, White, Williams & Martin, counsel for the Company, satisfactory in form and substance to you, dated as of the Closing Date, to the effect set forth in Exhibit B hereto.

         (g) At the Representation Date and at the Closing Date, each of Arthur Andersen LLP, Deloitte & Touche LLP and Darnall, Sikes & Frederick shall each have furnished to the Underwriters a letter or letters, dated respectively as of the date of this Agreement and the Closing Date, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information pertaining to the Company and the respective Subsidiaries as to which those firms have issued independent auditor's reports which are contained in the Registration Statement and the Prospectus.

         (h) On or prior to the Representation Date, the Company shall have furnished to the Underwriters Lockup Letters from each of the Company's officers, directors and current stockholders and each person or entity receiving shares of Common Stock in connection with the Acquisitions.

         (i) At the Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained, or otherwise in connection with the offering and sale of the Shares; and all opinions and certificates mentioned above or elsewhere in this

Agreement shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

         (j) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (k) The Acquisitions shall have been consummated as of the Firm Shares Closing Date on the terms set forth in the Registration Statement and the Acquisition Agreements, without waiver or modification of any material terms or provisions of any Acquisition Agreement, except as may be approved by you.

         If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company and such termination shall be without liability of any party to any other party except as provided in Section 4.

         SECTION 6.       INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and its respective officers, stockholders, employees and directors and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability, claim or damage (including reasonable costs of investigation and reasonable attorney fees and expenses) that, jointly or severally, any such Underwriter or any such officer, stockholder, employee, director or controlling person may incur under the Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability, claim or damage arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or any omission or alleged omission to state a material fact required to be stated in such Registration Statement or necessary to make the statements made therein not misleading or any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include any Preliminary Prospectus, the Prospectus, and the Prospectus as amended or supplemented) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company will not be liable in any such case to the extent any such loss, expense, liability, claim or damage arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to any Underwriter provided in writing to the Company by or on behalf of such Underwriter, expressly for use in the Registration Statement or the Prospectus. The foregoing indemnity agreement shall be in addition to any liability that the Company may otherwise have.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company and its officers, stockholders, employees and directors and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability, claim or damage (including reasonable costs of investigation and reasonable attorney fees) that the Company or any such officer, stockholder, employee, director or controlling person may incur under the Act or otherwise to the same extent as the provisions of Section 6(a) above, but only insofar as such loss, expense, liability, claim or damage arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance or in conformity with information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter, expressly for use in the Registration Statement or the Prospectus. The Company agrees that the only information provided in writing by or on behalf of any Underwriter to the Company, expressly for use in the Registration Statement or the Prospectus, is that information contained in the last paragraph on the cover page of the Prospectus, the two paragraphs on page 2 of the Prospectus and the second, fifth, ninth and tenth paragraphs following the table included in the section of the Prospectus captioned "Underwriting."

         (c) If any action is brought against an indemnified party or parties under this Section 6, the indemnified party or parties shall promptly notify the indemnifying party in writing of the institution of such action (provided that the failure to give such notice shall not relieve the indemnifying party of any liability that it may have pursuant to this Agreement, unless and to the extent the indemnifying party did not otherwise learn of such action and such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of the institution of such action, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld.

         (d) If the indemnification provided for in this Section 6 is insufficient or unavailable to an indemnified party under subsection (a) or (b) of this Section 6 in respect of any loss, expense, liability, claim or damage referred to therein (or any action in respect thereof), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, expense, liability, claim or damage
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such loss, expense, liability, claim or damage as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering and sale of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the loss, expense, liability, claim or damage referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) above. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by it by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         The respective indemnity and contribution agreements contained in
Section 6, and the covenants, representations and warranties of the Company contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or any of its respective officers, directors, employees, stockholders or any person who controls any Underwriter, or by or on behalf of the Company or any of the officers or directors or any controlling person of the Company, and will survive delivery of and payment for the Shares and any termination of this Agreement. A successor to any Underwriter or any of its respective officers, directors, employees, stockholders or any person controlling any Underwriter or to the Company or any of its officers, directors, employees, stockholders or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 6.

         SECTION 8.       DEFAULT.

         (a) If any Underwriter or Underwriters shall default in its or their obligations to purchase Shares hereunder on either the Firm Shares Closing Date or the Additional Shares Closing Date (as used in this Section 8, each a "Closing Date") and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in this Section 8 (provided that if such default occurs with respect to the Additional Shares after the Firm Shares Closing Date, this Agreement will not terminate as to the Firm Shares). In the event of any such default which does not result in termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other relevant documents or arrangements. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         (b) If the Company shall fail at any Closing Date to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without liability on the part of any nondefaulting party; provided that the provisions of Sections 4, 5 and 6 and 9 through 12 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, with respect to such default.

         SECTION 9.       NOTICES.

         All notices and other communications hereunder will be in writing and shall be deemed to have been duly given if mailed or transmitted by standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters in care of Jefferies & Company, Inc. at 11100 Santa Monica Boulevard, Los Angeles, California 90071, Attn: Jerry Gluck, Esq., with a copy to Ted W. Paris, Baker & Botts, L.L.P., 3000 One Shell Plaza, Houston, Texas 77002-4995; or, if sent to the Company, directed to TransCoastal Marine Services, Inc., 3535 Briarpark, Suite 210, Houston, Texas 77042, Attn: Johnnie Domingue, with a copy to Robert J. Viguet, Jr., Chamberlain, Hrdlicka, White, Williams & Martin, 1200 Smith, Suite 1400, Houston, Texas 77002-4310.

         SECTION 10. PARTIES.

         This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriters, the Company and their respective successors and legal representatives and the controlling persons, officers, employees, directors and stockholders referred to in Section 6 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and their respective successors and legal representatives, and such controlling persons, stockholders, officers and directors, and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 11. GOVERNING LAW AND TIME.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME, UNLESS OTHERWISE SPECIFIED.

         SECTION 12. COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company and the Underwriters in accordance with its terms.



                                           Very truly yours,


                                           TRANSCOASTAL MARINE SERVICES, INC.



                                           By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                    ----------------------------


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

JEFFERIES & COMPANY, INC.
JOHNSON RICE & COMPANY, L.L.C.
         As Representatives of
         the Several Underwriters

By: Jefferies & Company, Inc.


By:
   -------------------------------
   Name:
         -------------------------
   Title:
         -------------------------

                                   SCHEDULE I

                                  UNDERWRITERS

                                                              Number of
                                                             Firm Shares
Name of Underwriter                                        to be Purchased
-------------------                                        ---------------
Jefferies & Company, Inc.
Johnson Rice & Company L.L.C.
                                                              ----------

         Total                                                ==========


                                  SCHEDULE II

                                  SUBSIDIARIES

                                                                           Jurisdiction of Incorporation       Percentage
                                   Name                                           or Organization               Ownership
                                   ----                                           ---------------               ---------
 Woodson Construction Company(1)  . . . . . . . . . . . . . . . . . .     Louisiana                              100%

 Laine Construction Company, Inc.(1)  . . . . . . . . . . . . . . . .     Louisiana                              100%

 Kori Corporation(1)  . . . . . . . . . . . . . . . . . . . . . . . .     Louisiana                              100%

 Envirosystems, Inc.(1) . . . . . . . . . . . . . . . . . . . . . . .     Louisiana                              100%

 HBH, Inc.(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     Louisiana                              100%

 CSI Hydrostatic Testers, Inc.(1) . . . . . . . . . . . . . . . . . .     Louisiana                              100%

 Hargett Mooring & Marine, Inc.(1)  . . . . . . . . . . . . . . . . .     Louisiana                              100%

 The Red Fox Companies of New Iberia, Inc.(1) . . . . . . . . . . . .     Louisiana                              100%

 [List others]

--------------------

(1)     Each a Founding Company.

                                    EXHIBIT A
August 11, 1997

Jefferies & Company, Inc.
Johnson Rice & Company L.L.C.
c/o Jefferies & Company, Inc.
650 Fifth Avenue, 4th Floor
New York, NY 10019

Ladies and Gentlemen:

         As an inducement to the Underwriters (as defined below) to execute the Underwriting Agreement (the "Underwriting Agreement") in connection with a proposed public offering (the "Public Offering") by TransCoastal Marine Services, Inc., a Delaware corporation (the "Company"), of shares of its common stock, $.001 par value per share ("Common Stock"), the undersigned agrees that for a period of one year (the "Lock-Up Period") after the date of the final prospectus used to confirm sales made pursuant to the Public Offering, the undersigned will not, without the prior written consent of Jefferies & Company, Inc., as a representative of the Underwriters to be named in the Underwriting Agreement (the "Underwriters"), directly or indirectly, offer to sell, assign, pledge, issue, distribute, sell, contract to sell, grant any option or enter into any contract for the sale of, or otherwise voluntarily transfer or dispose of, or announce any offer, sale, grant of any option to purchase or other transfer or disposition of, any shares of Common Stock, or any other securities of the Company or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for shares of Common Stock or other securities of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, including, without limitation, any shares of Common Stock issuable under any employee stock options or warrants. In addition, the undersigned hereby irrevocably waives (i) any registration rights to which the undersigned would be entitled in connection with the Public Offering and (ii) any demand registration rights to which the undersigned would be entitled to exercise during the Lock-Up Period.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of any security if such transfer would constitute a violation or breach of this agreement.

         The provisions of this agreement shall be binding upon the undersigned and the assigns, heirs, and personal representatives of the undersigned and shall be for the benefit of the Company and the Underwriters.


                                            Very truly yours,



                                            ----------------------------------

                                   EXHIBIT B

                       Form of Opinion of Counsel to the
                  Company to be Delivered to the Underwriters


         1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly registered and qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (whether owned or leased) or the nature or conduct of its business makes such registration or qualification necessary, except where the failure to so register or qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Company has full corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. To the knowledge of such counsel, the Company is not in violation of any provision of its restated certificate of incorporation, bylaws or other organizational documents.

         2. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly registered and qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (whether owned or leased) or the nature or conduct of its business makes such registration or qualification necessary, except where the failure to so register or qualify would not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary has full corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus.

         3. Each of the Company and the Subsidiaries has all necessary Permits to own or lease its respective properties and to conduct its business as now being conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus, except where the failure to have such Permits would not, individually or in the aggregate, have a Material Adverse Effect.

         4. The authorized capital stock of Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." After giving effect to the closing of the Acquisitions and the issuance of the shares of Common Stock contemplated by the Acquisition Agreements, but without giving effect to the issuance of the Shares pursuant to the terms of this Agreement, the Company has issued and outstanding _________ shares of Common Stock, __________ shares of Restricted Common Stock and no shares of preferred stock. All of those outstanding shares of Common Stock and Restricted Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights under the Company's certificate of incorporation, bylaws or other organizational documents, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise. The Shares to be delivered on the Firm Shares Closing Date or the Additional Shares Closing Date, as applicable, have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or similar rights under the Company's certificate of incorporation, bylaws or other organizational documents, the laws of the State of Delaware or, to the knowledge of such counsel, otherwise. The Common Stock and the Restricted Common Stock conform in all material respects as to legal matters to the descriptions thereof contained in the Registration Statement and the Prospectus. The forms of certificate representing shares of Common Stock and Restricted Common Stock, respectively, conform to the applicable requirements of the Delaware General Corporation Law.

         5. Except as described in the Registration Statement and Prospectus, such counsel knows of no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, and such counsel knows of no agreement, commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and, except as described in the Registration Statement and Prospectus, such counsel does not know of (A) any preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any capital stock of the Company pursuant to the Company's certificate of incorporation or bylaws or any agreement or other instrument to which the Company is a party or (B) any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares.

         6. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and are owned by the Company, directly or indirectly through another Subsidiary, free and clear of any security interests, pledges, liens, charges, encumbrances, equities and claims (except as described in the Registration Statement and the Prospectus).

         7. The Company has all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to issue, sell and deliver the Shares to the Underwriters as provided herein; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company; and this Agreement has been duly and validly authorized, executed and delivered by the Company.

         8. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated herein, in the Transaction Agreements and in the Prospectus (including the issuance, delivery and sale of the Shares to be sold by the Company to the Underwriters pursuant to this Agreement) and compliance by the Company with the terms of this Agreement (A) do not and will not result in any violation of the certificate of incorporation or bylaws of the Company and (B) do not and will not conflict with, result in a breach of or constitute a default under the terms of, or result in the creation or imposition of any lien, charge or encumbrance on any property or assets of the Company or any of the Subsidiaries under, (i) any agreement, indenture, lease or other instrument
(a) to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties is bound and (b) which has been described in or filed as an exhibit to the Registration Statement, (ii) any existing applicable law, order, statute, rule or regulation (other than Blue Sky laws of the various states or other jurisdictions, as to which such counsel need express no opinion) or (iii) any judgment, injunction, order or decree known to such counsel of any government, governmental instrumentality or court having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, except, in each case referred to in this clause (B), for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.

         9. No consent, approval, authorization or order of, or registration or filing with, any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or any of the Transaction Agreements or the consummation of the transactions contemplated hereby and thereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act, the Act Regulations, the Exchange Act and the rules and regulations thereunder.

         10. To the knowledge of such counsel, except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation, bylaws or other organizational documents.

         11. To such counsel's knowledge, (i) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required by the Act or by the Act Regulations to be described in the Registration Statement or to be filed or incorporated by reference as exhibits thereto other than those described or referred to in the Registration Statement or filed as exhibits thereto, (ii) the descriptions thereof or references thereto made in the Prospectus, insofar as they purport to summarize the provisions of contracts, indentures, mortgages, loan agreements, notes, leases or other instruments, fairly present the information called for with respect thereto by Form S-1 under the Act and (iii) no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

         12. Such counsel does not know of any pending or threatened litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body against, or involving the properties or business of, the Company or any of the Subsidiaries which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

         13. The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been instituted or threatened by the Commission and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

         14. The Registration Statement, as of its effective date, and the Prospectus, as of its date, and any supplements or amendments thereto (other than the financial statements and the notes thereto and the auditors' reports thereon and the other financial data included therein, as to which such counsel expresses no opinion), complied as to form in all material respects to the requirements of the Act and the Act Regulations.

         15. The statements under the captions "Risk Factors--Potential Effect of Shares Eligible for Future Sale," "Risk Factors--Governmental Regulation," "Risk Factors--Possible Anti-takeover Effects of Certain Charter Provisions," "The Company--Summary of Terms of the Acquisitions," "Business--Facilities," "Business--Governmental Regulation and Environmental Matters," "Business--Legal Proceedings," "Business-- Insurance," "Management--Executive Compensation and Employment Agreements," "Management--1997 Stock Option Plan," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly present the information called for with respect to such legal matters, documents and proceedings.

         16. Each of the Acquisitions has been consummated pursuant to the terms of the Acquisition Agreement related thereto.

         17. The Company is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         18. The Shares to be sold under this Agreement and the other shares of Common Stock that will be outstanding on the Closing Date have been approved for quotation on the Nasdaq National Market.

         19. The opinions expressed by such counsel in the Tax Opinion are reaffirmed.

         In addition, Chamberlain, Hrdlicka, White, Williams & Martin shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and that no facts have come to their attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein or omitted therefrom and (ii) the other financial information contained therein or omitted therefrom, as to which such counsel need not comment), as of its effective date, contained any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein or omitted therefrom and (ii) the other financial information contained therein or omitted therefrom, as to which such counsel need not comment), as of its issue date or the Firm Shares Closing Date or the Additional Shares Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering the foregoing opinions, such counsel may rely upon any opinion or opinions, each dated as of the Firm Shares Closing Date or the Additional Shares Closing Date, as applicable, of local counsel retained by them or the Company as to laws of any jurisdiction other than the United States and the States of Texas and Delaware, provided that (i) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is addressed and delivered to the Representatives and is, in form and substance, satisfactory to them and (3) such counsel shall state in their opinion that they and the Underwriters are justified in relying thereon. In addition, such counsel may state that they have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters.





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